ASSET SALE AND TRANSFER AGREEMENT

This Asset Sale and Transfer Agreement (this "Agreement") is made as of this 3rd day of August, 2023 (the "Effective Date"), by and among Diamond Technology Solutions LLC ("DTS"), a Pennsylvania limited liability company located at 831 W North Ave., Pittsburgh, PA 15233 (the "Company") and each of the parties listed on Schedule A attached hereto (each a "Member" and collectively, the "Parties" or "Members") including FOMO WORLDWIDE, INC. ("FOMO") and Energy Intelligence Center LLC ("EIC" of WY) and its predecessors IAQ Technologies LLC (PA) pka Purge Virus LLC (PA), Independence LED Lighting LLC (PA), and Energy Intelligence Center, LLC (PA) (together "EIC" of WY).

ARTICLE I
PURPOSE

1. **Assets.** Shareholder FOMO WORLDWIDE, INC. owner of 100% of Energy Intelligence Center LLC owns all of the member interests of EIC (i.e., 100%), which owns all of the Assets in the amounts and itemization outlined in Schedule A.

2. **Purpose.** The Shareholders have entered into this agreement to:

- Sell and Transfer All of the Assets of FOMO's wholly owned EIC of WY subsidiary to FOMO's wholly owned DTS subsidiary, including vehicles, tools, equipment, machinery, and supplies and employee agreements and contracts and intellectual property required for installation of clean tech products and projects and other to be determined products and services required by internal and external customers including EIC.

ARTICLE II
RESTRICTIONS ON TRANSFER

1. **Restriction on Sale and Transfer.** Except as permitted in this Agreement, the parties will not sell, transfer, pledge, assign, hypothecate, encumber or alienate (each a "Transfer") any of the Assets of EIC. Any Transfer not in accordance with this Agreement shall be void.

ARTICLE III
VOLUNTARY TRANSFERS

1. **Permitted Transfers.** The Shareholders shall not be allowed to Transfer any Assets except as provided in this Agreement.

2. **Notice of Transfer.** In the event a Shareholder wishes to sell any Assets (the "Offering Member"), the Member shall provide a written notice to the Company and the creditors (the "Creditors") of its intention to sell the assets (a "Notice of Transfer"). A Notice of Transfer shall specify the following:

- The name and address of the purchaser (the "Third Party Purchaser"),
- The detail of the Assets being sold (the "Offered Operating Assets"),
- The price for any Assets,
- The payment and other terms of the proposed sale.

3. **Transfer of Assets.** Immediately after receipt of a Notice to Transfer, the Company shall have the option to transfer the Offered Assets at the price and in accordance to the terms in the Notice to Transfer outlined in this Agreement. If the Company has elected to purchase less than all of the Offered Assets, it shall notify the Shareholder of the number and itemization of Offered Assets remaining available for purchase. For one day after receipt of such notification, the Remaining parties shall have the option to purchase any Assets not being sold and transferred to DTS by FOMO at the price and in accordance to the terms in the Notice to Transfer in proportion to their respective ownership interests of the outstanding operating assets. The Member may sell any Assets not purchased by the Company and/or the Remaining Members to a Third Party Purchaser at the price and in accordance to the terms in the Notice to Transfer, subject to first lien security interest and encumbrance on all of FOMO's assets held by Thermo Credit LLC.

4. **Duties of Transferees.** Unless otherwise provided in this Agreement, as a condition to any Transfer, each Third Party Purchaser and any other purchaser or subsequent transferee must agree to be bound by the terms of this Agreement.

ARTICLE IV
INVOLUNTARY TRANSFERS

1. **Involuntary Transfers.** All parties to this agreement are subject to the pledge of all its assets and intellectual property by FOMO WORLDWIDE, INC. to and first lien security interest and encumbrance on all the assets of FOMO WORLDWIDE, INC. and its subsidiaries and affiliates and successors in interest held by Thermo Credit, LLC or its assignees.

ARTICLE V
VALUATION OF OPERATING ASSETS

1. **Purchase Price.** The purchase price for the operating assets to be paid for any Transfer due to a Transfer Event (the "Purchase Price") shall be $1 for the assignment of Offered Assets of "EIC" of WY to DTS.

ARTICLE VI
PAYMENT AND TRANSFER OF SHARES

1. **Payment.** The Purchase Price for the Transfer any Offered Assets shall be $1.

2. **Transfer of Title.** The Selling Shareholder shall deliver the Offered Assets and any titles or ownership documents representing the Offered Assets being transferred, properly endorsed or stipulated for transfer or accompanied by an assignment agreement to the transferee.

ARTICLE VII
TERM AND TERMINATION

1. **Term.** This Agreement shall be effective and binding upon the parties as of the Effective Date August 3, 2023.

2. **Termination.** This Agreement will terminate in the event one of the following occurs:

(A) There will be no rescission or cancellation of the transfer of the Offered Assets.

ARTICLE VIII
MISCELLANEOUS

1. **Amendments.** This Agreement may be amended or modified only by a written agreement signed by all of the parties.

2. **Notices.** Any notice or other communication given or made to any party under this Agreement shall be in writing and delivered by hand, sent by overnight courier service or sent by certified or registered mail, return receipt requested, to the Company at the address stated above and to the Shareholders at the address in the Company's records.

3. **No Waiver.** No party shall be deemed to have waived any provision of this Agreement or the exercise of any rights held under this Agreement unless such waiver is made expressly and in writing. Waiver by any party of a breach or violation of any provision of this Agreement shall not constitute a waiver of any other subsequent breach or violation.

4. **Assignment.** No party hereto shall have the right to assign its rights or delegate its duties hereunder without the written consent of the other parties, which consent shall not be unreasonably withheld.

5. **Severability.** If any provision of this Agreement is held to be invalid, illegal or unenforceable in whole or in part, the remaining provisions shall not be affected and shall continue to be valid, legal and enforceable as though the invalid, illegal or unenforceable parts had not been included in this Agreement.

6. **Binding Effect.** This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, heirs, administrators, executors, successors and permitted assigns.

7. **Headings.** The section headings herein are for reference purposes only and shall not otherwise affect the meaning, construction or interpretation of any provision in this Agreement.

8. **Governing Law.** The terms of this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, not including its conflicts of law provisions.

9. **Disputes.** Any dispute arising from this Agreement shall be resolved through mediation.

10. **Counterparts.** This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together, shall constitute one and the same document.

11. **Entire Agreement.** This Agreement contains the entire understanding between the parties and supersedes and cancels all prior agreements of the parties, whether oral or written, with respect to such subject matter.

12. **Miscellaneous.** Parent FOMO WORLDWIDE, INC. is hereby selling and assigning 100% of the Operating Assets of its wholly owned subsidiary Energy Intelligence Center LLC ("EIC" of WY) to its wholly owned subsidiary Diamond Technology Solutions LLC ("DTS") under this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Diamond Technology Solutions LLC	[signature]	Vikram Grover, President
Company Name	**Representative** Signature	**Representative** Name and Title

FOMO WORLDWIDE, INC. 100%

Energy Intelligence Center LLC	[signature]	Mary Kirk, President
Company Name	**Representative** Signature	**Representative** Name and Title

FOMO WORLDWIDE, INC. 100% Owner of "EIC" of WY and DTS

[signature]	Vikram Grover, CEO on behalf of FOMO WORLDWIDE, INC.
Shareholder Signature	**Shareholder** Full Name

SCHEDULE A

NAME OF MEMBER OF EIC and DTS	% OWNERSHIP
FOMO WORLDWIDE, INC.	100%

FOMO WORLDWIDE, INC.
831 W North Ave., Pittsburgh, PA 15233
Attn: Vikram Grover, CEO
info@fomoworldwide.com

Energy Intelligence Center LLC
831 W North Ave., Pittsburgh, PA 15233
Attn: Mary Kirk, President
mary.kirk@eicteam.com

Diamond Technology Solutions LLC
831 W North Ave., Pittsburgh, PA 15233
Attn: Vikram Grover, President
diamondtechnologysolutions@gmail.com

**** Schedule of Operating Assets to be Attached to as Separate Exhibit ****